EXHIBIT 10.1

ELEVENTH AMENDMENT TO CREDIT AGREEMENT

This Eleventh Amendment to Credit Agreement (this “Amendment”) is entered into as of April 28, 2017, by and among NeoPhotonics Corporation, a Delaware corporation (“Borrower”), Lenders (as defined below) and Comerica Bank, as administrative agent for Lenders (in such capacity, “Agent”).

RECITALS

A.Borrower previously entered into that certain Revolving Credit and Term Loan Agreement dated as of March 21, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the certain financial institutions from time to time parties thereto (collectively, “Lenders”), and Agent.

B.Borrower, Agent and Lenders desire to amend the Credit Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, Borrower, Agent and Lenders hereby agree as follows:

1. The definition of “Revolving Credit Maturity Date” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“‘Revolving Credit Maturity Date’ shall mean the earlier of (i) July 31, 2017 and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.”

2. Section 7.2(d) of the Credit Agreement is amended and restated in its entirety as follows:

“(d)As soon as available but in any event within sixty (60) days after the end of each Fiscal Year, projections for the Borrower for the next succeeding Fiscal Year, on a quarterly basis,  including a balance sheet, as at the end of each relevant period and for the period commencing at the beginning of the Fiscal Year and ending on the last day of such relevant period, which shall, in each case (including any revisions to such projections), be in (i) form and substance satisfactory to Agent and (ii) certified by a Responsible Officer of the Borrower as being based on reasonable estimates and assumptions taking into account all facts and information known (or reasonably available to the Borrower) by a Responsible Officer of the Borrower;”

3. Section 7.2(e) of the Credit Agreement remains unchanged and is restated here for convenience only:

“(e)As soon as available but in any event within thirty (30) days after and as of the last day of each calendar month, including the last month of each Fiscal Year, or more frequently as requested by the Agent, the aging of accounts receivable and accounts

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payable, an inventory report and a Borrowing Base Certificate of the Borrowing Base Obligors;”

4. Section 7.9(a) of the Credit Agreement is amended and restated in its entirety as follows:

“(a)Maintain EBITDA (for the two (2) consecutive fiscal quarters then ending) as of the last day of each fiscal quarter of not less than fifty percent (50%) of the Projected EBITDA.  “Projected EBITDA” shall mean EBITDA for the two (2) consecutive fiscal quarters ending on the applicable date of determination, determined on a pro forma basis pursuant to (i) for the Fiscal Year ending December 31, 2015, a forecast previously delivered to the Agent by the Borrower and approved by the Borrower’s Board of Directors and (ii) for each Fiscal Year thereafter, a forecast delivered by the Borrower to the Agent by January 31 of the applicable Fiscal Year and approved by the Borrower’s Board of Directors, which amount under this clause (ii) shall be reasonably acceptable to the Agent and the Majority Lenders; provided that, if the Projected EBITDA as of any applicable date of determination under this clause (ii) is not acceptable to the Agent and the Majority Lenders after consultation with the Borrower (such acceptance not to be unreasonably withheld or delayed), then the Agent shall determine in its reasonable discretion the minimum EBITDA requirement for this Section 7.9(a), taking into account the forecast delivered to the Agent by the Borrower and after consultation with the Borrower.”

5. Clause (iv) of Section 8.5(c) of the Credit Agreement is amended and restated in its entirety as follows:

“(iv) make other purchases of Equity Interests in an aggregate amount not greater than $250,000 per Fiscal Year, provided that no Default or Event of Default has occurred and is continuing (both before and after giving effect thereto), at the time of the repurchase;”

6. Clause (iii) of Section 8.6 of the Credit Agreement is amended and restated in its entirety as follows:

“(iii) For Fiscal Year 2015, $25,000,000, and for Fiscal Years 2016, 2017 and 2018, $62,000,000.

7. This Amendment shall become effective (according to the terms hereof) on the date (the “Eleventh Amendment Effective Date”) that the following conditions have been deemed fully satisfied by Agent:
(a)	Agent shall have received counterpart signature pages to this Amendment, duly executed and delivered by each of Agent, Borrower and Lenders;
(b)	Borrower shall have paid to Agent all reasonable costs and expenses, if any, that are due and owing to Agent and Lenders as of the date hereof;

(c)Agent and Lenders shall have received such other documents and completion of matters as Agent or Lenders may deem necessary or appropriate.

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8. Borrower hereby represents and warrants that, after giving effect to this Amendment, (a) the execution and delivery of this Amendment are within Borrower’s corporate powers, have been duly authorized, are not in contravention of any law applicable to Borrower or the terms of its organizational documents, and except to the extent previously obtained do not require the consent or approval of any governmental body, agency or authority, and this Amendment and the Credit Agreement (as amended hereby)  shall constitute the valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of the Eleventh Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

9. Except as specifically set forth herein, this Amendment (i) shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents; and (ii) shall not constitute a waiver or release by Agent or Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents. Furthermore, this Amendment shall not affect in any manner whatsoever any rights or remedies of Lenders with respect to any non-compliance by Borrower with the Credit Agreement or any other Loan Document, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

10. Borrower and each other Credit Party hereby acknowledge and agree that this Amendment and the amendment set forth herein do not constitute any course of dealing or other basis for altering (i) any obligation of Borrower, any other Credit Party or any other party or (ii) any rights, privilege or remedy of Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

11. Capitalized terms used in this Amendment but not expressly defined herein shall have the respective meanings ascribed to them in the Credit Agreement.
12. This Amendment may be executed in two or more counterparts in accordance with Section 13.9 of the Credit Agreement.

13. This Amendment shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflict of laws that would result in the application of the laws of a different jurisdiction.

Signature pages follow.

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EXHIBIT 10.1

IN WITNESS WHEREOF, Borrower, Lenders and Agent have each caused this Amendment to be executed by their respective duly authorized officers or agents, as applicable, as of the date first set forth above.

COMERICA BANK, as Agent and sole Lender

By:  ________________________________

Name: ________________________________

Title:  ________________________________

Signatures continue on following page.

Eleventh Amendment to Credit Agreement

neophotonics corporation

By:  ________________________________

Name: ________________________________

Title:  ________________________________

Eleventh Amendment to Credit Agreement